UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 15, 2013

Omni Bio Pharmaceutical, Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-52530	20-8097969
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5350 South Roslyn, Suite 430, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

(303) 867-3415
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 5.02 below is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements or Certain Officers.

On July 15, 2013, the Board of Directors (the “Board”) of Omni Bio Pharmaceutical, Inc. (the “Company”) appointed Sandra J. Wrobel, age 54, as a director of the Company. Ms. Wrobel will not serve on any committees of the Board at this time. There are no understandings or arrangements between Ms. Wrobel and any other person pursuant to which she was selected as a director. In connection with her appointment, the Company granted Ms. Wrobel a warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.29 per share.  The warrant vested immediately and has a seven year life.  The Company issued the warrant pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Since 2002, Ms. Wrobel has served as Chief Executive Officer and Managing Director of Applied Strategies Consulting, LLC, which provides strategy, business process and operations expertise to life sciences and global healthcare organizations. From 1999 to 2001, she served as Vice President, Finance and Corporate Strategy at Intrabiotics Pharmaceuticals, Inc., a biopharmaceutical company focused on the development and commercialization of new anti-bacterial and anti-fungal drugs for the prevention or treatment of infectious diseases.

Item 7.01	Regulation FD Disclosure.

On July 17, 2013, the Company issued a press release announcing the appointment of Ms. Wrobel to the Board.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated July 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omni Bio Pharmaceutical, Inc.

Date: July 17, 2013	By:	/s/ Robert C. Ogden
Robert C. Ogden
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Omni Bio Pharmaceutical, Inc. dated July 17, 2013.